Filed Pursuant to Rule 424(b)(5)

File No. 333-248975

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated October 2, 2020)

 Shares

Common Stock

We are offering shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus (the “Offering”). The public offering price for each share of common stock is $ .

Our common stock is listed on The Nasdaq Capital Market under the symbol “CLSK.” On October 2, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $12.63 per share.

The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

Investing in the shares involves a high degree of risk. Before deciding whether to invest in our securities, please read “Risk Factors” beginning on page S-5 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds, before expenses, to us	$		$

_______ (1)	See “Underwriting” for additional disclosure regarding underwriting compensation.

 Delivery of the shares of common stock offered hereby is expected to be made on or about             , 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is                  , 2020

Prospectus Supplement

Prospectus

S-I

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained or incorporated by reference in the accompanying prospectus.  The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses that we may authorize for use in connection with this offering), together with any documents incorporated by reference herein and therein and the additional information described below under the heading "Where You Can Find More Information" in its entirety before making an investment decision.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

References to "our company," "we," "our" and "us" in this prospectus supplement and the accompanying prospectus are to CleanSpark, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

CleanSpark® and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-II

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the continued growth in demand for our software products and consulting services in the microgrid energy industry;

•	our sales, marketing and distribution prospects;

•	the continuing productivity and effectiveness of our commercial infrastructure and worldwide salesforce;

•	our financial performance;

•	our estimations and projections regarding the worldwide market for microgrids and energy services;

•	the continued competitive positioning of our software products and services;

•	our expectations regarding the potential market size and the continuing expansion of the microgrid energy market and usage energy sector;

•	the scope of protection we are able to maintain for intellectual property rights covering our software products;
•	the microgrid software and services market;

•	the continued growth expectations of the software development expenditures;

•	our ability to grow our software design and marketing staff to meet demand and retain key employees to perform consulting services for our customers;

•	the continuing support of the adoption and application of microgrids by regulatory authorities like the FERC;

•	the implementation of our business model and strategic plans for our business and technology;

•	estimates of our expenses, future revenue, capital requirements, our need for additional financing and our ability to obtain additional capital;

•	our estimates regarding our preliminary unaudited worldwide revenue, U.S. revenue, international revenue and operating expenses for the first nine months of fiscal 2020;

•	our expectations regarding the effects of the COVID-19 pandemic on our business and our clients;

•	our use of proceeds from this offering; and

•	developments and projections relating to our competitors and our industry.

These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-III

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about CleanSpark, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of CleanSpark, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "common stock" means our common stock, par value $0.001 per share.

Overview

We are in the business of providing advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering and consulting services. Our software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military and municipal deployment.

Integral to our business is our mPulse and mVSO software platforms (the “Platforms”). When the Platforms are implemented on a customer’s power system, they are able to control the distributed energy resources on site to provide secure, sustainable energy often at significant cost savings for our energy customers. The Platforms allows customers to efficiently manage renewable energy generation, other distributed energy generation technologies including energy generation assets, energy storage assets, and energy consumption assets. By having autonomous control over the distributed facets of energy usage and energy storage, customers are able to reduce their dependency on utilities, thereby keeping energy costs relatively constant over time. The overall aim is to transform energy consumers into energy producers by supplying power that anticipates their routine instead of interrupting it.

We also own patented gasification technologies. Our technology converts any organic material into SynGas. SynGas can be used as clean, renewable, environmentally friendly, warming fuel for power plants, motor vehicles, and as feedstock for the generation of DME (Di-Methyl Ether).

As previously disclosed, we plan to continue our focus on the Distributed energy and microgrid side of the business in 2020, as opposed to expending significant efforts on the Gasifier side of the business. We plan to continue our efforts to better our technology, service existing customers and market our System (defined below) to prospective clients. We feel that this focus would provide the best opportunity for our shareholders.

Lines of Business

Through CleanSpark, LLC, the Company provides microgrid engineering, design and software solutions to military, commercial and residential customers.

The services offered consist of, microgrid design and engineering, project development consulting services. The work is performed under fixed price bid contracts and negotiated price contracts.

Through CleanSpark Critical Power Systems, Inc., the Company provides custom hardware solutions for distributed energy systems that serve military and commercial residential properties. The equipment is generally sold under negotiated fixed price contracts.

Through GridFabric, LLC the Company provides Open Automated Demand response (“OpenADR”) and other middleware communication protocol software solutions to commercial and utility customers.

Distributed Energy Management and Microgrids

Integral to our business is our Distributed Energy Management Business (the “DER Business”). The main assets of our DER Business include our propriety software systems (“Systems”) and also our engineering and methodology trade secrets. The Distributed Energy systems and Microgrids that utilize our Systems are capable of providing secure, sustainable energy with significant cost savings for its energy customers. The Systems allows customers to design, engineer, and then efficiently manage renewable energy generation, storage and consumption. By having autonomous control over the multiple facets of energy usage and storage, customers are able to reduce their dependency on utilities, thereby keeping energy costs relatively constant over time. The overall aim is to transform energy consumers into intelligent energy producers by supplying and managing power in a manner that anticipates their routine instead of interrupting it.

Around the world, the aging grid is becoming unstable and unreliable due to increases in loads and lack of new large-scale generation facilities. This inherent instability is compounded by the push to integrate a growing number and variety of renewable but intermittent energy generators and advanced technologies into outdated electrical systems. Simultaneously, defense installations, industrial complexes, communities, and campuses across the world are turning to virtual power plants and microgrids as a means to decrease their reliance from the grid, reduce utility costs, utilize cleaner power, and enhance energy security and surety.

S-1

The convergence of these factors is creating a “perfect storm” in the power supply optimization and energy management arena. Efficiently building and operating the distributed energy management systems and microgrids of tomorrow, while maximizing the use of sustainable energy to produce affordable, stable, predictable, and reliable power on a large scale, is a significant opportunity that first-movers can leverage to capture a large share of this emerging global industry.

A microgrid is comprised of any number of generation, energy storage, and smart distribution assets that serve a single or multiple loads, both connected to the utility grid and separate from the utility grid “islanded.” In the past, distributed energy management systems and microgrids have consisted of off-grid generators organized with controls to provide power where utility lines cannot run. Today, modern distributed energy management systems and microgrids integrate renewable energy generation systems (REGS) with advanced energy storage devices and interoperate with the local utility grid. Advanced autonomous cyber-secure microgrids controls relay information between intelligent hardware and localized servers to make decisions in real-time that deliver optimum power where it is needed, when it is needed.

Our Systems create an integrated distributed energy management control platform that seamlessly integrates all forms of energy generation with energy storage devices and controls facility loads to provide energy security in real time free of cyber threats. Able to interoperate with the local utility grid, the Systems bring users the ability to choose when to buy or sell power to and from the grid, enabling what we believe is the most cost-effective power solution that exists on the current market.

Our Systems are ideal for commercial, industrial, mining, defense, campus and residential users and ranges in size from 4KW to 100MW and beyond and can deliver power at or below the current cost of utility power.

Our services consist of distributed energy microgrid system engineering and design, and project consulting services. The work is performed under fixed price bid contracts and negotiated price contracts.

mPulse Software Suite

mPulse is a modular platform that enables fine-grained control of a Microgrid based on customer operational goals, equipment and forecasts of load and generation. mPulse performs high-frequency calculations, threshold-based alarming, execution of domain-specific business rules, internal and external health monitoring, historical data persistence, and system-to-operator notifications. The modular design increases system flexibility and extensibility. In addition, the deployment of the mPulse system follows a security-conscious posture by deploying hardware-based firewalls as well as encryption across communication channels. mPulse allows configuration for site-specific equipment and operation and provides a clean, informative user interface to allow customers to monitor and analyze the data streams that describe how their microgrid is operating.

mPulse supports our innovative fractal approach to microgrid design, which enables multiple microgrids on a single site to interact in a number of different ways, including as peers, in a parent-child relationship, and in parallel or completely disconnected. Each grid can have different operational objectives, and those operational objectives can change over time. Any microgrid can be islanded from the rest of the microgrid as well as the larger utility grid. The mPulse software can control the workflow required in both the islanding steps as well as the reconnecting steps of this maneuver and coordinate connected equipment such that connections are only made when it is safe to do so.

Microgrid Value Stream Optimizer (mVSO)

The Microgrid Value Stream Optimizer (mVSO) tool provides a robust distributed energy and microgrid system modeling solution. mVSO takes utility rate data and load data for a customer site and helps automate the sizing and analysis of potential microgrid solutions as well as providing a financial analysis around each grid configuration. mVSO uses historical data to generate projected energy generation assets and models how storage responds to varying operational modes and command logics based upon predicted generation and load curves. mVSO analyzes multiple equipment combinations and operational situations to determine the optimal configuration for a site based on the financials, equipment outlay, utility cost savings, etc., to arrive at payback and IRR values. This ultimately provides the user with data to design a distributed energy and/or microgrid system that will meet the customers’ performance benchmarks.

Switchgear Equipment

As an energy technology company, part of our business model is to assess our technologies, product offerings and business direction and determine whether any strategic acquisitions would benefit us. In line with our focus, on January 22, 2019, we acquired the outstanding capital stock of Pioneer Critical Power, Inc., a Delaware corporation (“Pioneer”), which we have since renamed and redomiciled to the State of Nevada and changed the name to CleanSpark Critical Power Systems Inc.

As consideration for the transaction, we issued to its sole shareholder Pioneer Power Solutions, Inc. (“Pioneer Power”) a total of 175,000 shares of our common stock, a 5-year warrant to purchase 50,000 shares of our common stock at an exercise price of $16.00 per share and a 5-year warrant to purchase 50,000 shares of our common stock at an exercise price of $20.00 per share.

The parties also signed additional agreements in connection with the transaction, as previously disclosed in our SEC filings, mainly requiring Pioneer Power to indemnify us in certain circumstances and restricting Pioneer Power from engaging in a competing business.

S-2

We also signed a Contract Manufacturing Agreement, whereby Pioneer Power shall exclusively manufacture parallel switchgears, automatic transfer switches and related control and circuit protective equipment for us, for a period of eighteen months.

We plan to utilize the new intellectual property we gained from the acquisition and the manufacturing agreement in place to enter into the switchgear equipment sales industry. We acquired executed contracts and purchase orders, which we expect will result in significant gross sales, as well as hired personnel to operate this new line of business.

As a result of this transaction, the parties terminated a contemplated asset purchase arrangement previously disclosed in our SEC filings.

Software Development, Marketing & Design – p2kLabs

As CleanSpark continues to drive towards profitability and further market and sell CleanSpark software and controls, our acquisition of p2kLabs, Inc. not only contributes additional revenues, but also adds depth to our team in sales, marketing, design and software development.

We plan to maximize the value of our offering, internalize what would otherwise be expenses, and diversify our ability to better serve our valued clients.

As consideration for the transaction, we issued to its sole shareholder, Amer Tadayon, a total of 95,699 shares of our common stock and paid $1,155,000 in cash.

The parties also signed additional agreements in connection with the transaction, as previously disclosed in our SEC filings, mainly an employment agreement with Amer Tadayon.

OpenADR and communication protocol software solutions – GridFabric

As CleanSpark continues to expand its energy software offerings, our acquisition of GridFabric, LLC. allows CleanSpark to offer Open ADR solutions to commercial and utility Customers. CleanSpark will also utilize GridFabric's communications protocols as an integral part of our Demand Response offerings integrated into mPulse.

GridFabric creates software solutions that help power utilities and IoT (Internet of Things) products that manage energy loads. OpenADR 2.0b is now the basis for the standard to be developed by the International Electrotechnical Commission. GridFabric's core products are Canvas and Plaid.

Canvas

Canvas is an OpenADR 2.0b Virtual Top Node ('VTN') built for testing and managing Virtual End Nodes ('VENs') that are piloting and running load shifting programs. Canvas is offered to customers in the Cloud as a SaaS solution or as a licensed software.

Plaid

Plaid is a licensed software solution that allows any internet connected product that uses energy (i.e. Solar, Storage & Inverters, Demand Response, EV Charging, Lighting, Industrial controls, Building Management Systems, etc.)   to add load shifting capabilities by translating load shifting protocols into their existing APIs. Companies that implement Plaid through GridFabric get a Certified OpenADR 2.0b Virtual End Node (VEN) upon completion of the implementation process.

As consideration for the transaction, we issued to its members, a total of 26,427 shares of our common stock and paid $400,000 in cash. Additional shares of the Company’s common stock, valued at up to $750,000.00, will be issuable to Sellers if GridFabric achieves certain revenue and product release milestones related to the future performance of GridFabric.

Corporate Information

Our principal executive offices are located at 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, and our telephone number is (702) 941-8047. Our website is located at www.cleanspark.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

S-3

The Offering

Issuer	CleanSpark, Inc., a Nevada corporation.

Common Stock to be Offered by Us	shares of common stock (the “Offering”).

Common Stock to be Outstanding After the Offering	shares.

Use of Proceeds	We estimate that the net proceeds from the Offering will be approximately $ million, after deducting fees and estimated offering expenses payable by us.

We expect to use the net proceeds from the Offering for working capital requirements, the growth of our sales and marketing team, product development including software enhancements and improvements, general corporate purposes and strategic mergers and acquisitions, although we have no present commitments or agreements to enter into any such mergers or acquisitions,. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” on page S-5 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Symbol on The Nasdaq Capital Market	“CLSK.”

The number of shares of common stock to be outstanding after this offering is based on 17,390,979 shares of common stock outstanding as of October 3, 2020, and excludes the following, in each case as of such date:

•	277,599 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $6.34;

•	22,401 shares reserved for issuance in connection with future awards under our equity compensation plan; and

•	1,299,065 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $21.78.

S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our 2019 Annual Report, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business and operations.

Risks Related to Our Business

Our business may be subject to risks arising from pandemic, epidemic, or an outbreak of diseases, such as the recent outbreak of the COVID-19 illness.

The recent outbreak of the novel strain of coronavirus, or COVID-19, which has been declared by the World Health Organization to be a “public health emergency of international concern,” has spread across the globe and is impacting worldwide economic activity. A public health pandemic, including COVID-19, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of countries affected could disrupt the supply chain and adversely impact our business, financial condition or results of operations. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition. The extent to which the COVID-19 outbreak impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

We lack an established operating history and have incurred losses in prior periods, expect to incur losses in the future and we can give no assurance that our operations will result in profits.

We have a limited operating history that makes it difficult to evaluate our business. Historical sales pertaining to our products have been in insufficient to create positive cashflows or profitability, and we cannot say with certainty when we will begin to achieve profitability.

Since inception, we have sustained $109,339,116 in cumulative net losses and we had a net loss for the nine months ended June 30, 2020 of $16,282,653. We expect to have operating losses at least until such time as we have developed a substantial and stable revenue base. We cannot assure you that we can develop a substantial and stable revenue base or achieve or sustain profitability on a quarterly or annual basis in the future.

 Our future success is difficult to predict because we operate in emerging and evolving markets, and the industries in which we compete are subject to volatile and unpredictable cycles.

The renewable energy, microgrid and related industries are emerging and evolving markets which may make it difficult to evaluate our future prospects and which may lead to period to period variability in our operating results. Our products and services are based on unique technology which we believe offers significant advantages to our customers, but the markets we serve are in a relatively early stage of development and it is uncertain how rapidly they will develop. It is also uncertain whether our products will achieve high levels of demand and acceptance as these markets grow. If companies in the industries we serve do not perceive or value the benefits of our technologies and products, or if they are unwilling to adopt our products as alternatives to traditional power solutions, the market for our products and services may not develop or may develop more slowly than we expect, which could significantly and adversely impact our operating results.

As a supplier to the renewable energy, microgrid and related industries, we may be subject to business cycles. The timing, length, and volatility of these business cycles may be difficult to predict. These industries may be cyclical due to sudden changes in customers’ manufacturing capacity requirements and spending, which depend in part on capacity utilization, demand for customers’ products, inventory levels relative to demand, and access to affordable capital. These changes may affect the timing and amounts of customers’ purchases and investments in technology, and affect our orders, net sales, operating expenses, and net income. In addition, we may not be able to respond adequately or quickly to the declines in demand by reducing our costs.

S-5

To meet rapidly changing demand in each of the industries we serve, we must effectively manage our resources and production capacity. During periods of decreasing demand for our products, we must be able to appropriately align our cost structure with prevailing market conditions, effectively manage our supply chain, and motivate and retain key employees. During periods of increasing demand, we must have sufficient inventory to fulfill customer orders, effectively manage our supply chain, and attract, retain, and motivate a sufficient number of qualified individuals. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle, our business, financial condition, or results of operations may be materially and adversely affected.

The industries in which we compete are highly competitive and we may be unable to successfully compete to survive.

We compete in the market for renewable energy products and microgrid technology and associated services that is intensely competitive. Evolving industry standards, rapid price changes and product obsolescence also impact the market. Our competitors include many domestic and foreign companies, most of which have substantially greater financial, marketing, personnel and other resources than we do. Our current competitors or new market entrants could introduce new or enhanced technologies, products or services with features that render our technologies, products or services obsolete, less competitive or less marketable. Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. Even if our current technologies prove to be commercially feasible, there is extensive research and development being conducted on alternative energy sources that may render our technologies and protocols obsolete or otherwise non-competitive.

There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace. As a small company, we will be at a competitive disadvantage to most of our competitors, which include larger, established companies that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us. There can be no assurance that we will have the capital resources available to undertake the research that may be necessary to upgrade our equipment or develop new devices to meet the efficiencies of changing technologies. Our inability to adapt to technological change could have a materially adverse effect on our results of operations.

We rely on patents and proprietary rights to protect our technology, and enforcing those rights could disrupt our business operation and divert precious resources that could ultimately harm our future prospects.

We rely on a combination of trade secrets, confidentiality agreements and procedures and patents to protect our proprietary technologies.

In relation to our microgrid business, we own the following patents: Patent No. 9,941,696 B2 and patent number 10,658,839 "Establishing Communication and Power Sharing Links Between Components of a Distributed Energy System, awarded April 10, 2018, The patent covers CleanSpark's ability to receive data from a plurality of sources within a microgrid, which is then analyzed to forecast power needs across the microgrid, or a combination of multiple 'fractal' microgrids, and then determining whether or when to share power with the requesting module.

We also own patent numbers 8,518,133 and 8,105,401 ‘Parallel Path, Downdraft Gasifier Apparatus and Method'’ and patent number 9,359,567 ‘Gasification Method Using Feedstock Comprising Gaseous Fuel’– which covers our Gasifier technology. We also own patent number 8,342,829 entitled ‘Electrolytic Reactor and Related Methods for Supplementing the Air Intake of an Internal Combustion Engine.’

The claims contained in any patent may not provide adequate protection for our products and technology. In the absence of patent protection, we may be vulnerable to competitors who attempt to copy our products or gain access to our trade secrets and know-how. In addition, the laws of foreign countries may not protect our proprietary rights to this technology to the same extent as the laws of the U.S.

If a dispute arises concerning our technology, we could become involved in litigation that might involve substantial cost. Litigation could divert substantial management attention away from our operations and into efforts to enforce our patents, protect our trade secrets or know-how or determine the scope of the proprietary rights of others. If a proceeding resulted in adverse findings, we could be subject to significant liabilities to third parties. We might also be required to seek licenses from third parties to manufacture or sell our products. Our ability to manufacture and sell our products may also be adversely affected by other unforeseen factors relating to the proceeding or its outcome.

As we continue to grow and to develop our intellectual property, we could attract threats from patent monetization firms or competitors alleging infringement of intellectual property rights.

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Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we may be required to: pay monetary damages; stop commercial activities relating to our product; obtain one or more licenses in order to secure the rights to continue manufacturing or marketing certain products; or attempt to compete in the market with substantially similar products. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations.

A material part of our success will depend on our ability to manage our suppliers and contract manufacturers. Our failure to manage our suppliers and contract manufacturers could materially and adversely affect our results of operations and relations with our customers.

We rely upon suppliers to provide the components necessary to build our products and on contract manufacturers to procure components and assemble our products. There can be no assurance that key suppliers and contract manufacturers will provide components or products in a timely and cost efficient manner or otherwise meet our needs and expectations. Our ability to manage such relationships and timely replace suppliers and contract manufacturers, if necessary, is critical to our success. Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently maintain liability insurance but there can be no guarantee that such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

We may be exposed to lawsuits and other claims if our products malfunction, which could increase our expenses, harm our reputation and prevent us from growing our business.

Any liability for damages resulting from malfunctions of our products could be substantial, increase our expenses and prevent us from growing or continuing our business. Potential customers may rely on our products for critical needs and a malfunction of our products could result in warranty claims or other product liability. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products. This could result in a decline in demand for our products, which would reduce revenue and harm our business. Further, since our products are used in systems that are made up on components made by other manufacturers, we may be subject to product liability claims even if our products do not malfunction.

Any failure by management to properly manage growth could have a material adverse effect on our business, operating results and financial condition.

If our business develops as expected, we anticipate that we will grow rapidly in the near future. Our failure to properly manage our expected rapid growth could have a material adverse effect on our ability to retain key personnel. Our expansion could also place significant demands on our management, operations, systems, accounting, internal controls and financial resources. If we experience difficulties in any of these areas, we may not be able to expand our business successfully or effectively manage our growth. Any failure by management to manage growth and to respond to changes in our business could have a material adverse effect on our business, financial condition and results of operations.

The lack of management experience in the renewable energy and microgrid industries could adversely affect our company.

Some members of management and the board of directors may not have prior experience in the energy industry. Some members do, however, have extensive work experience in the reclamation, environmental industries, energy industries, financial/accounting industries, and business management. The lack of experience in the alternative energy industry may impair our managements’ and directors’ ability to evaluate and make decisions involving our current operations and any future projects we may undertake in the alternative energy industry. Such impairment and lack of experience could adversely affect our business, financial condition and future operations.

If we are unable to attract and retain a sufficient number of skilled experts and workers our ability to pursue projects may be adversely affected and our costs may increase.

Our rate of growth will be confined by resource limitations as competitors and customers compete for increasingly scarce resources. We believe that our success depends upon our ability to attract, develop and retain a sufficient number of affordable trained experts that can execute our operational strategy. The demand for trained software engineers, electrical engineers and other skilled workers is currently high. If we are unable to attract and retain a sufficient number of skilled personnel, our ability to pursue projects may be adversely affected and the costs of performing our existing and future projects may increase, which may adversely impact our margins.

S-7

We have engaged in and may engage in acquisitions that could disrupt our business, cause dilution to our stockholders, reduce our financial resources and harm our operating results.

We have been involved in significant acquisitions in our lifespan. In the future, we may seek additional opportunities to expand our product offerings or the markets we serve by acquiring other companies, product lines, technologies and personnel.

Acquisitions involve numerous risks, including the following:

▪	difficulties integrating the operations, technologies, products, and personnel of an acquired company or being subjected to liability for the target’s pre–acquisition activities or operations as a successor in interest;

▪	diversion of management’s attention from normal daily operations of the business;

▪	potential difficulties completing projects associated with in–process research and development;

▪	difficulties entering markets in which we have no or limited prior experience, especially when competitors in such markets have stronger market positions;

▪	initial dependence on unfamiliar supply chains or relatively small supply partners;

▪	insufficient revenues to offset increased expenses associated with acquisitions;

▪	the potential loss of key employees of the acquired companies; and

▪	the potential for recording goodwill and intangible assets that later can be subject to impairment.

Acquisitions may also cause us to:

▪	issue common stock that would dilute our current shareholders’ percentage ownership;

▪	assume or otherwise be subject to liabilities of an acquired company;

▪	record goodwill and non–amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;

▪	incur amortization expenses related to certain intangible assets;

▪	incur large acquisition and integration costs, immediate write–offs, and restructuring and other related expenses; and

▪	become subject to litigation.

Mergers and acquisitions are inherently risky. No assurance can be given that our acquisitions will be successful. Further, no assurance can be given that an acquisition will not adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate an acquisition could harm our business and operating results in a material way. Even when an acquired company has already developed and marketed products, there can be no assurance that enhancements to those products will be made in a timely manner or that pre–acquisition due diligence will identify all possible issues that might arise with respect to such products or the acquired business.

Our business is substantially dependent on utility rate structures and government incentive programs that encourage the use of alternative energy sources. The reduction or elimination of government subsidies and economic incentives for energy-related technologies would harm our business.

We believe that near-term growth of energy-related technologies, including power conversion technology, relies partly on the availability and size of government and economic incentives and grants (including, but not limited to, the U.S. Investment Tax Credit and various state and local incentive programs). These incentive programs could be challenged by utility companies, or for other reasons found to be unconstitutional, and/or could be reduced or discontinued for other reasons. The reduction, elimination, or expiration of government subsidies and economic incentives could harm our business.

A combination of utility rate structures and government subsidies that encourage the use of alternative energy sources is a primary driver of demand for our products. For example, public utilities are often allowed to collect demand charges on commercial and industrial customers in addition to traditional usage charges. In addition, the federal government and many states encourage the use of alternative energy sources through a combination of direct subsidies and tariff incentives such as net metering for users that use alternative energy sources such as solar power. California also encourages alternative energy technology through its Self-Generation Incentive Program, or SGIP, which offers rebates for businesses and consumers who adopt certain new technologies. Other states have similar incentives and mandates which encourage the adoption of alternative energy sources. Notwithstanding the adoption of other incentive programs, we expect that California will be the most significant market for the sale of our products in the near term. Should California or another state in which we derive a substantial portion of our product revenues in the future change its utility rate structure or eliminate or significantly reduce its incentive programs, demand for our products could be substantially affected, which would adversely affect our business prospects, financial condition and operating results.

S-8

Risks Related to This Offering and Our Securities

Our management team may invest or spend the proceeds of the Offering in ways with which you may not agree or in ways which may not yield a significant return.

We expect to receive net proceeds of $                million from the Offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Our management will have broad discretion over the use of proceeds from the Offering. We expect to use the net proceeds from the Offering for working capital requirements, the growth of our sales and marketing team, product development including software enhancements and improvements, general corporate purposes and strategic mergers and acquisitions, although we have no present commitments or agreements to enter into any such mergers or acquisitions. Our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity securities in the future.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $                per share, representing the difference between the public offering price of                 per share and our as adjusted net tangible book value as of June 30, 2020.

This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and the exercise of stock options granted to our employees. In addition, as of June 30, 2020, we had outstanding options and warrants to purchase 1,577,013 shares of our common stock; the exercise of any of these options or warrants would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt or other equity linked securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline. Based upon the number of shares of common stock outstanding as of June 30, 2020 upon the closing of this offering we will have outstanding a total of approximately                 shares of common stock. Other than any shares held by our directors and executive officers, all of these shares are currently freely tradable, and the shares to be sold in this offering, will be freely tradable, without restriction, in the public market immediately following this offering. H.C. Wainwright & Co., LLC, however, may, in its sole discretion, permit our executive officers and directors who are subject to lock-up agreements to sell shares prior to the expiration of the lock-up agreements.

We are in ongoing litigation with an Investor, including claims that this offering violates such Investor’s right of first refusal, which, if the Investor was successful, would have a material adverse effect on the Company.

As previously reported on a Current Report on Form 8-K filed by the Company with the SEC on August 11, 2020, the Company filed a verified complaint (the “Complaint”) in the Supreme Court of the State of New York on August 5, 2020 against an existing institutional investor (“Investor”). That case was subsequently removed to the United States District Court for the Southern District of New York, which then determined that JAMS had personal jurisdiction over this dispute in the U.S. Virgin Islands.

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Among other things, the Complaint seeks declaratory relief against Investor in response to Investor’s claim that a Form 8-K filed by the Company in relation to a July 20, 2020 Securities Purchase Agreement needed pre-approval by Investor prior to filing and injunctive relief in response to conversion notices sent by Investor claiming triggering events and defaults arising out of the failure to obtain the Form 8-K pre-approval.

The Investor filed a demand for arbitration with JAMS in the U.S. Virgin Islands, alleging breach of certain agreements between the Investor and the Company (the “Arbitration”). The Company then filed a response to the Investor’s claims, denying the Investor’s claims and asserting counterclaims against the Investor and also filed for emergency injunctive relief in the Arbitration seeking, among other things, an order enjoining the Investor from continuing to pursue certain remedies based on the allegations in the Arbitration between the Investor and the Company.

On September 21, 2020, the Arbitrator granted the Company’s Motion for Emergency Interim Relief in the Arbitration. The Arbitrator issued his interim award on September 22, 2020, (the “Interim Award”), which restrains the Investor from: (i) proceeding with an asset sale or taking any actions in furtherance of the asset sale; (ii) pursuing any remedies in connection with the trigger events, conversion notices, notices of default, or sale notices that the Investor issued; (iii) claiming or issuing any additional trigger events, conversion notices, delivery notices, notices of default, or sale notices pursuant to the debenture, note, or prior securities purchase agreements between the parties that relate to or arise out of the facts and allegations at issue in the Arbitration; and (iv) pursuing any other remedies that relate to or arise out of the facts and allegations at issue in the Arbitration.

Following the Interim Award, the Company provided notice to the Investor of this offering in compliance with a right of first refusal provision in Investor’s agreements with the Company. The Investor responded to the notice claiming that the notice was not sufficient and the right of first refusal was not satisfied by the notice and, as a result, proceeding with the offering constitutes a trigger event under the Investor’s prior securities purchase agreements. In addition, the Investor’s prior securities purchase agreements provide it the ability to review public filings by the Company which relate to Investor. When provided with this risk factor disclosure, the Investor disagreed with its contents and again threatened a trigger event if we filed it.

Although the ultimate outcome of this matter cannot be determined with certainty, the Company believes that claims raised by the Investor in and related to the Arbitration are without merit and the Company intends to both defend itself vigorously and to vigorously prosecute its counterclaims. Additionally, the Company believes that it has fully complied with its obligations under the right of first refusal and public disclosure review provisions of the Investor’s prior securities purchase agreements.

Notwithstanding its merits, however, the Arbitration may distract the Company and cost the Company’s management time, effort and expense to defend against the claims and threats made by the Investor. Notwithstanding the Company’s belief that it has complied with all of its obligations under the Investor’s agreements, no assurance can be given as to the outcome of the Arbitration, and in the event the Company does not prevail in such action, the Company, its business, financial condition and results of operations would be materially and adversely affected.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	technological innovations or new products and services by us or our competitors;

▪	government regulation of our products and services;

▪	the establishment of partnerships with other technology companies;

▪	intellectual property disputes;

▪	additions or departures of key personnel;

▪	sales of our common stock

▪	our ability to integrate operations, technology, products and services;

▪	our ability to execute our business plan;

▪	operating results below expectations;

▪	loss of any strategic relationship;

▪	industry developments;

▪	economic and other external factors; and

▪	period-to-period fluctuations in our financial results.

S-10

Because we have not reached profitability to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. We currently have 1,750,000 shares of our Series A preferred stock outstanding, which includes forty-five (45) to one (1) voting rights, preferred dividend rights and certain preferential conversion and liquidation preferences upon the occurrence of a liquidation event and additional features  which are outlined elsewhere in this prospectus.

The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could reduce the voting rights and powers of the common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that we will not, under certain circumstances, issue shares of our preferred stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

If securities or industry analysts do not publish or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us now or in the future issue an adverse opinion regarding our stock, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

S-11

USE OF PROCEEDS

We estimate that the net proceeds from the Offering will be approximately $        million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from the Offering for working capital requirements, the growth of our sales and marketing team, product development including software enhancements and improvements, general corporate purposes and strategic mergers and acquisitions, although we have no present commitments or agreements to enter into any such mergers or acquisitions.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business, subject to certain preferential dividend rights held by our Series A Preferred Stock holders. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DILUTION

Our net tangible book value as of June 30, 2020 was approximately $3,587,981 or approximately $0.22 per share of common stock. Net tangible book value represents total tangible assets less total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering of shares common stock at a public offering price of $  per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per share of our common stock at June 30, 2020 would have been approximately $ , or $  per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $ per share to existing stockholders and an immediate dilution of approximately $ per share to purchasers in this offering. The following table illustrates this per-share dilution:

Public offering price per share	$
Net tangible book value per share as of June 30, 2020		$0.22
Increase per share attributable to this new investor

As adjusted net tangible net tangible book value per share as of June 30, 2020 after giving effect to this offering

Dilution per share to new investors

The number of shares of common stock to be outstanding after this offering is based on 17,390,979 shares of common stock outstanding as of October 3, 2020, and excludes the following, in each case as of such date:

•	277,599 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $6.34;

•	22,401 shares reserved for issuance in connection with future awards under our equity compensation plan; and

•	1,299,065 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $21.78.

S-12

UNDERWRITING

Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, or the underwriter and the sole book-running manager of this offering, we have agreed to issued and sell, and the underwriter has agreed to purchase, the number of shares of common stock listed opposite its name below, less the underwriting discounts and commissions, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. The underwriter has advised us that they do not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriters purchase shares from us and the price at which the underwriters resell such shares may be deemed underwriting compensation. If the underwriters effect such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $                 per share.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us.

Per Share	Total
Public offering price	$
Underwriting discounts and commissions payable by us (7.0%)	$
Proceeds, before expenses, to us	$

We have agreed to pay the legal fees and expenses of the underwriter, in the sum of up to $100,000 in connection with this offering and clearing fees of $12,900. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $200,000 and are payable by us.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement unless we obtain a prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) pursuant to a stock or option plan, (ii) pursuant to the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this prospectus supplement, (iii) as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors, provided that such securities issued under, or (iv) are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith within ninety (90) days after the date of this prospectus, and provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

S-13

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the underwriter for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. Such lock-up restriction does not apply to any shares of common stock acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer. Its address is 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121.

Nasdaq Capital Market listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “CLSK.”

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of CleanSpark, Inc. as of and for the year ended September 30, 2019 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (SEC File No. 001-39187) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and filed with the SEC on December 16, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020, and filed with the SEC on February 10, 2020, May 11, 2020 and August 4, 2020, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2020, February 6, 2020, March 6, 2020 (amendment), March 10, 2020, March 16, 2020, April 9, 2020, May 6, 2020, May 20, 2020, July 21, 2020, August 7, 2020, August 11, 2020 and September 1, 2020;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 22, 2020 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to CleanSpark, Inc., Attn: Chief Executive Officer, 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, telephone number (702) 941-8047.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

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PROSPECTUS

$200,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

From time to time, we may offer up to $200,000,000 aggregate dollar amount of shares of our common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock, debt securities or other securities, subscription rights and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLSK.” On September 18, 2020, the last reported sale price of our common stock was $11.55 per share. None of the other securities we may offer are currently quoted on any market or securities exchange.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $200,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “CleanSpark,” “CLSK,” the “Company,” “we,” “us,” and “our” refer to CleanSpark, Inc., a Nevada corporation.

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PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Overview

We are in the business of providing advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering and consulting services. Our software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military and municipal deployment.

Integral to our business is our mPulse and mVSO software platforms (the “Platforms”). When the Platforms are implemented on a customer’s power system, they are able to control the distributed energy resources on site to provide secure, sustainable energy often at significant cost savings for our energy customers. The Platforms allows customers to efficiently manage renewable energy generation, other distributed energy generation technologies including energy generation assets, energy storage assets, and energy consumption assets. By having autonomous control over the distributed facets of energy usage and energy storage, customers are able to reduce their dependency on utilities, thereby keeping energy costs relatively constant over time. The overall aim is to transform energy consumers into energy producers by supplying power that anticipates their routine instead of interrupting it.

We also own patented gasification technologies. Our technology converts any organic material into SynGas. SynGas can be used as clean, renewable, environmentally friendly, warming fuel for power plants, motor vehicles, and as feedstock for the generation of DME (Di-Methyl Ether).

As previously disclosed, we plan to continue our focus on the Distributed energy and microgrid side of the business in 2020, as opposed to expending significant efforts on the Gasifier side of the business. We plan to continue our efforts to better our technology, service existing customers and market our System (defined below) to prospective clients. We feel that this focus would provide the best opportunity for our shareholders.

Lines of Business

Through CleanSpark, LLC, the Company provides microgrid engineering, design and software solutions to military, commercial and residential customers.

The services offered consist of, microgrid design and engineering, project development consulting services. The work is performed under fixed price bid contracts and negotiated price contracts.

Through CleanSpark Critical Power Systems, Inc., the Company provides custom hardware solutions for distributed energy systems that serve military and commercial residential properties. The equipment is generally sold under negotiated fixed price contracts.

Through GridFabric, LLC the Company provides Open Automated Demand response (“OpenADR”) and other middleware communication protocol software solutions to commercial and utility customers.

Distributed Energy Management and Microgrids

Integral to our business is our Distributed Energy Management Business (the “DER Business”). The main assets of our DER Business include our propriety software systems (“Systems”) and also our engineering and methodology trade secrets. The Distributed Energy systems and Microgrids that utilize our Systems are capable of providing secure, sustainable energy with significant cost savings for its energy customers. The Systems allows customers to design, engineer, and then efficiently manage renewable energy generation, storage and consumption. By having autonomous control over the multiple facets of energy usage and storage, customers are able to reduce their dependency on utilities, thereby keeping energy costs relatively constant over time. The overall aim is to transform energy consumers into intelligent energy producers by supplying and managing power in a manner that anticipates their routine instead of interrupting it.

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Around the world, the aging grid is becoming unstable and unreliable due to increases in loads and lack of new large-scale generation facilities. This inherent instability is compounded by the push to integrate a growing number and variety of renewable but intermittent energy generators and advanced technologies into outdated electrical systems. Simultaneously, defense installations, industrial complexes, communities, and campuses across the world are turning to virtual power plants and microgrids as a means to decrease their reliance from the grid, reduce utility costs, utilize cleaner power, and enhance energy security and surety.

The convergence of these factors is creating a “perfect storm” in the power supply optimization and energy management arena. Efficiently building and operating the distributed energy management systems and microgrids of tomorrow, while maximizing the use of sustainable energy to produce affordable, stable, predictable, and reliable power on a large scale, is a significant opportunity that first-movers can leverage to capture a large share of this emerging global industry.

A microgrid is comprised of any number of generation, energy storage, and smart distribution assets that serve a single or multiple loads, both connected to the utility grid and separate from the utility grid “islanded.” In the past, distributed energy management systems and microgrids have consisted of off-grid generators organized with controls to provide power where utility lines cannot run. Today, modern distributed energy management systems and microgrids integrate renewable energy generation systems (REGS) with advanced energy storage devices and interoperate with the local utility grid. Advanced autonomous cyber-secure microgrids controls relay information between intelligent hardware and localized servers to make decisions in real-time that deliver optimum power where it is needed, when it is needed.

Our Systems create an integrated distributed energy management control platform that seamlessly integrates all forms of energy generation with energy storage devices and controls facility loads to provide energy security in real time free of cyber threats. Able to interoperate with the local utility grid, the Systems bring users the ability to choose when to buy or sell power to and from the grid, enabling what we believe is the most cost-effective power solution that exists on the current market.

Our Systems are ideal for commercial, industrial, mining, defense, campus and residential users and ranges in size from 4KW to 100MW and beyond and can deliver power at or below the current cost of utility power.

Our services consist of distributed energy microgrid system engineering and design, and project consulting services. The work is performed under fixed price bid contracts and negotiated price contracts.

mPulse Software Suite

mPulse is a modular platform that enables fine-grained control of a Microgrid based on customer operational goals, equipment and forecasts of load and generation. mPulse performs high-frequency calculations, threshold-based alarming, execution of domain-specific business rules, internal and external health monitoring, historical data persistence, and system-to-operator notifications. The modular design increases system flexibility and extensibility. In addition, the deployment of the mPulse system follows a security-conscious posture by deploying hardware-based firewalls as well as encryption across communication channels. mPulse allows configuration for site-specific equipment and operation and provides a clean, informative user interface to allow customers to monitor and analyze the data streams that describe how their microgrid is operating.

mPulse supports our innovative fractal approach to microgrid design, which enables multiple microgrids on a single site to interact in a number of different ways, including as peers, in a parent-child relationship, and in parallel or completely disconnected. Each grid can have different operational objectives, and those operational objectives can change over time. Any microgrid can be islanded from the rest of the microgrid as well as the larger utility grid. The mPulse software can control the workflow required in both the islanding steps as well as the reconnecting steps of this maneuver and coordinate connected equipment such that connections are only made when it is safe to do so.

Microgrid Value Stream Optimizer (mVSO)

The Microgrid Value Stream Optimizer (mVSO) tool provides a robust distributed energy and microgrid system modeling solution. mVSO takes utility rate data and load data for a customer site and helps automate the sizing and analysis of potential microgrid solutions as well as providing a financial analysis around each grid configuration. mVSO uses historical data to generate projected energy generation assets and models how storage responds to varying operational modes and command logics based upon predicted generation and load curves. mVSO analyzes multiple equipment combinations and operational situations to determine the optimal configuration for a site based on the financials, equipment outlay, utility cost savings, etc., to arrive at payback and IRR values. This ultimately provides the user with data to design a distributed energy and/or microgrid system that will meet the customers’ performance benchmarks.

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Switchgear Equipment

As an energy technology company, part of our business model is to assess our technologies, product offerings and business direction and determine whether any strategic acquisitions would benefit us. In line with our focus, on January 22, 2019, we acquired the outstanding capital stock of Pioneer Critical Power, Inc., a Delaware corporation (“Pioneer”), which we have since renamed and redomiciled to the State of Nevada and changed the name to CleanSpark Critical Power Systems Inc.

As consideration for the transaction, we issued to its sole shareholder Pioneer Power Solutions, Inc. (“Pioneer Power”) a total of 175,000 shares of our common stock, a 5-year warrant to purchase 50,000 shares of our common stock at an exercise price of $16.00 per share and a 5-year warrant to purchase 50,000 shares of our common stock at an exercise price of $20.00 per share.

The parties also signed additional agreements in connection with the transaction, as previously disclosed in our SEC filings, mainly requiring Pioneer Power to indemnify us in certain circumstances and restricting Pioneer Power from engaging in a competing business.

We also signed a Contract Manufacturing Agreement, whereby Pioneer Power shall exclusively manufacture parallel switchgears, automatic transfer switches and related control and circuit protective equipment for us, for a period of eighteen months.

We plan to utilize the new intellectual property we gained from the acquisition and the manufacturing agreement in place to enter into the switchgear equipment sales industry. We acquired executed contracts and purchase orders, which we expect will result in significant gross sales, as well as hired personnel to operate this new line of business.

As a result of this transaction, the parties terminated a contemplated asset purchase arrangement previously disclosed in our SEC filings.

Software Development, Marketing & Design – p2kLabs

As CleanSpark continues to drive towards profitability and further market and sell CleanSpark software and controls, our acquisition of p2kLabs, Inc. not only contributes additional revenues, but also adds depth to our team in sales, marketing, design and software development.

We plan to maximize the value of our offering, internalize what would otherwise be expenses, and diversify our ability to better serve our valued clients.

As consideration for the transaction, we issued to its sole shareholder, Amer Tadayon, a total of 95,699 shares of our common stock and paid $1,155,000 in cash.

The parties also signed additional agreements in connection with the transaction, as previously disclosed in our SEC filings, mainly an employment agreement with Amer Tadayon.

OpenADR and communication protocol software solutions – GridFabric

As CleanSpark continues to expand its energy software offerings, our acquisition of GridFabric, LLC allows CleanSpark to offer Open ADR solutions to commercial and utility Customers. CleanSpark will also utilize GridFabric's communications protocols as an integral part of our Demand Response offerings integrated into mPulse.

GridFabric creates software solutions that help power utilities and IoT (Internet of Things) products that manage energy loads. OpenADR 2.0b is now the basis for the standard to be developed by the International Electrotechnical Commission. GridFabric's core products are Canvas and Plaid.

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Canvas

Canvas is an OpenADR 2.0b Virtual Top Node ('VTN') built for testing and managing Virtual End Nodes ('VENs') that are piloting and running load shifting programs. Canvas is offered to customers in the Cloud as a SaaS solution or as a licensed software.

Plaid

Plaid is a licensed software solution that allows any internet connected product that uses energy (i.e. Solar, Storage & Inverters, Demand Response, EV Charging, Lighting, Industrial controls, Building Management Systems, etc.)   to add load shifting capabilities by translating load shifting protocols into their existing APIs. Companies that implement Plaid through GridFabric get a Certified OpenADR 2.0b Virtual End Node (VEN) upon completion of the implementation process.

As consideration for the transaction, we issued to its members, a total of 26,427 shares of our common stock and paid $400,000 in cash. Additional shares of the Company’s common stock, valued at up to $750,000.00, will be issuable to Sellers if GridFabric achieves certain revenue and product release milestones related to the future performance of GridFabric.

Nasdaq Listing

On January 24, 2020, the Company was approved for listing on the Nasdaq Capital Market (“Nasdaq”).

Corporate Information

Our principal executive offices are located at 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, and our telephone number is (702) 941-8047. Our website is located at www.cleanspark.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, including securities convertible into common stock.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, including securities convertible into preferred stock

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

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Warrants

We may offer warrants for the purchase shares of common stock, preferred stock, debt securities or other securities. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase of common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, debt securities, warrants and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

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All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 1185 South 1800 West, Suite 3, Woods Cross, UT 84087 during normal business hours.

Information about us is also available at our website at www.cleanspark.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and filed with the SEC on December 16, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020, and filed with the SEC on February 10, 2020, May 11, 2020 and August 4, 2020, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2020, February 6, 2020, March 6, 2020 (amendment), March 10, 2020, March 16, 2020, April 9, 2020, May 6, 2020, May 20, 2020, July 21, 2020, August 7, 2020, August 11, 2020 and September 1, 2020;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 22, 2020 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to CleanSpark, Inc., Attn: Chief Executive Officer, 1185 S. 1800 West, Suite 3, Woods Cross, Utah 84087, telephone number (702) 941-8047. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

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Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding software development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

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The securities we offer under this prospectus may or may not be listed on a securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws, as amended, are summaries and are qualified by reference to the articles of incorporation and bylaws, as amended, and the applicable provisions of Nevada law.

General

Our articles of incorporation authorize us to issue up to 20,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

As of September 21, 2020, there were 17,380,704 shares of common stock outstanding and 1,750,000 shares of preferred stock outstanding.

Common Stock

Voting rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Liquidation. In the event of our liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully paid and nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, fully paid and nonassessable.

Preferred Stock

Under our articles of incorporation, as amended, our Board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to our reports, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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▪	the title and stated value;

▪	the number of shares we are offering;

▪	the liquidation preference per share;

▪	the purchase price;

▪	the dividend rate, period and payment date and method of calculation for dividends;

▪	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

▪	the procedures for any auction and remarketing, if any;

▪	the provisions for a sinking fund, if any;

▪	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

▪	any listing of the preferred stock on any securities exchange or market;

▪	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

▪	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

▪	voting rights, if any, of the preferred stock;

▪	preemptive rights, if any;

▪	restrictions on transfer, sale or other assignment, if any;

▪	whether interests in the preferred stock will be represented by depositary shares;

▪	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

▪	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

▪	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Nevada law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our articles of incorporation if the amendment would change the par value or, unless the articles of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board may authorize the issuance of preferred stock with voting, exchange or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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Series A Preferred Stock

On April 15, 2015, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will be entitled to quarterly dividends on 2% of our earnings before interest, taxes and amortization. The dividends are payable in cash or common stock. The holders will also have a liquidation preference on the state value of $0.02 per share plus any accumulated but unpaid dividends. The holders are further entitled to have the Company redeem their Series A Preferred Stock for three shares of common stock in the event of a change of control and they are entitled to vote together with the holders of the Company’s common stock on all matters submitted to stockholders at a rate of forty-five (45) votes for each share held.

On October 4, 2019, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to increase the number of shares of preferred stock designated as Series A Preferred Stock from one million (1,000,000) shares to two million (2,000,000) shares, par value $0.001.

Series B Preferred Stock

On April 16, 2019, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, the holders of Series B Preferred Stock are entitled to the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions, among others as set forth in the Certificate of Designation:

▪	The holders of shares of Series B Preferred Stock will have no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors;

▪	Commencing on the date of issuance, the Series B Preferred Stock will accrue cumulative in kind accruals (“the Accruals”) at the rate of 7.5% per annum;

▪	Upon any liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $5,000.00 (the “Face Value”), plus an amount equal to any accrued but unpaid Accruals thereon (the “Liquidation Value”);

▪	On maturity, the Company may redeem the Series B Preferred Stock by paying the holder the Liquidation Value;

▪	Before maturity, the Company may redeem the Series B Preferred stock on 30 days’ notice by paying 145% of the outstanding Face Value per share;

▪	If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will, within three trading days of such determination and prior to effectuating any such action, redeem all outstanding shares of Series B Preferred Stock;

▪	In the event of a conversion of any shares of Series B Preferred Stock, the Company will (a) satisfy the payment of the Conversion Premium, which is defined as the Face Value of the shares converted multiplied by the product of 7.5% and the number of whole years between issuance and maturity, and (b) issue to the holder of the shares of Series B Preferred Stock a number of conversion shares equal to the Face Value divided by the applicable Conversion Price (defined as 90% of the of the 5 lowest individual daily volume weighted average prices of the Common Stock from issuance to conversion less $0.075 per share, but no less than the Floor Price [$1.00 prior to corporate approvals to increase the authorized stock and approve the financing and $0.35 after approvals]) with respect to the number of shares converted;

▪	if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which holder could have acquired if holder had held the number of shares of Common Stock acquirable upon conversion of Series B Preferred Stock;

▪	At maturity (2 years from issuance), all outstanding shares of Series B Preferred Stock shall automatically convert into common stock at the Conversion Price; and

▪	At no time may the holders of Series B Preferred Stock own more than 4.99% of the outstanding common stock in the Company.

On March 10, 2020, the Company terminated the obligation to issue any Series B Preferred Stock, has issued no Series B Preferred Stock and has filed a withdrawal of the Series B Certificate of Designation which was filed with the Nevada Secretary of State. No Series B Preferred Stock was ever issued.

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Stock Options

The Company sponsors a stock-based incentive compensation plan known as the 2017 Incentive Plan (the “Plan”), which was established by the Board of Directors of the Company on June 19, 2017. A total of 300,000 shares were initially reserved for issuance under the 2017 Plan. As of July 20, 2020, there were 21,360 shares available for issuance under the 2017 Plan. See Action 2 for the Plan Amendment to increase the reserved option pool to 1,500,000 shares.

The 2017 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation right, or restricted stock. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2017 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2017 Plan.

As of September 21, 2020, there are options exercisable to purchase 224,757 shares of common stock in the Company and 53,191 unvested options outstanding that cannot be exercised until vesting conditions are met. As of September 21, 2020, the outstanding options have a weighted average remaining term of 2.37 years and an intrinsic value of $1,555,561.

Warrants

As of September 21, 2020, there are warrants exercisable to purchase 1,289,779 shares of common stock in the Company and 24,286 unvested warrants outstanding that cannot be exercised until vesting conditions are met. 996,198 of the warrants require a cash investment to exercise as follows , 5,000 required a cash investment of $8.00 per share, 449,865 require a cash investment of $15.00 per share, 125,000 require a cash investment of $20.00 per share, 103,000 require a cash investment of $25.00 per share, 200,000 require an investment of $35.00 per share, 10,000 require an investment of $40.00 per share, 60,000 require an investment of $50.00 per share, 38,333 require a cash investment of $75.00 per share and 5,000 require a cash investment of $100.00 per share. 317,867 of the outstanding warrants contain provisions allowing a cashless exercise at their respective exercise prices.

Registration Rights

On December 28, 2018 and April 17, 2019, the Company agreed with the Investor that it will keep a registration available to cover the resale of the Warrant Shares issued in each of the financings.

Listing

The Company’s Common Stock is listed on the Nasdaq Capital Market.

Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer. Its address is 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121.

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 DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

▪	the title of the series of debt securities;

▪	any limit upon the aggregate principal amount that may be issued;

▪	the maturity date or dates;

▪	the form of the debt securities of the series;

▪	the applicability of any guarantees;

▪	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

▪	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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▪	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

▪	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

▪	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

▪	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

▪	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

▪	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

▪	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

▪	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

▪	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

▪	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

▪	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

▪	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

▪	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

▪	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

▪	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

▪	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

▪	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

▪	any restrictions on transfer, sale or assignment of the debt securities of the series; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations

Conversion Or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger Or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events Of Default Under The Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

▪	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

▪	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

▪	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

▪	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

▪	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

▪	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

▪	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

▪	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

▪	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

▪	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification Of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

▪	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

▪	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

▪	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

▪	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

▪	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

▪	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

▪	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

▪	o evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

▪	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

▪	extending the fixed maturity of any debt securities of any series;

▪	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

▪	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

▪	provide for payment;

▪	register the transfer or exchange of debt securities of the series;

▪	replace stolen, lost or mutilated debt securities of the series;

▪	pay principal of and premium and interest on any debt securities of the series;

▪	maintain paying agencies;

▪	hold monies for payment in trust;

▪	recover excess money held by the trustee;

▪	compensate and indemnify the trustee; and

▪	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange And Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

▪	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

▪	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning The Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment And Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of Nevada, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock, debt securities, any other securities registered herein, or any combination thereof. Warrants may be issued independently or together with our securities or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Warrant Terms

The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock, debt securities or other securities will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock, debt securities or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, debt securities or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock, debt securities or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

 Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, debt securities, warrants and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of CleanSpark, Inc. as of and for the year ended September 30, 2019 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Shares

CleanSpark, Inc.

Common Stock

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PROSPECTUS SUPPLEMENT

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H.C. Wainwright & Co.

October 6, 2020

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